[LOGO OF BOSTON TRUST & INVESTMENT           [LOGO OF BOSTON TRUST INVESTMENT
       MANAGEMENT COMPANY]                           MANAGEMENT, INC.]

    BOSTON TRUST & INVESTMENT                     BOSTON TRUST INVESTMENT
       MANAGEMENT COMPANY                             MANAGEMENT, INC.

                  BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
                    BOSTON TRUST INVESTMENT MANAGEMENT, INC.
                              JOINT CODE OF ETHICS
                           FEBRUARY 10, 2010 REVISION
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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

TABLE OF CONTENTS

1. INTRODUCTION AND SCOPE ...................................................  1
2. STANDARDS OF BUSINESS CONDUCT ............................................  1
   A.  Compliance with Policy, Laws, and Regulations ........................  1
       Market Manipulation ..................................................  2
       Records and Accounts .................................................  2
       Dealings with Auditors and Regulators ................................  2
       Disclosures ..........................................................  2
       Illegal Activity .....................................................  2
   B.  Confidentiality ......................................................  3
       Personnel Data .......................................................  3
       Electronic Data ......................................................  3
   C.  Conflicts of Interest ................................................  3
       Disclosure of Conflicts ..............................................  3
       Personal Business ....................................................  4
       Gifts and Entertainment ..............................................  4
       Bequests Under Wills or Trusts .......................................  4
       Self-dealing .........................................................  5
       Disclosure of Referral Fees ..........................................  5
       Personal Use of Boston Trust Property ................................  5
   D.  Employee Securities Reporting and Trading ............................  5
       Who is Covered .......................................................  5
       What Securities are Not Covered ......................................  5
       What Securities are Covered ..........................................  6
       Employee Securities Reporting ........................................  6
       Employee Trading Restrictions ........................................  6
       Compliance Table .....................................................  7
       Exceptions ...........................................................  8
   E.  Research Reports and Investment Action ...............................  8
       Reasonable Basis and Representations .................................  8
       Investment Recommendations and Actions ...............................  8
       Plagiarism ...........................................................  9
       Prohibition Against Misrepresentation of
       Services or Unauthorized Commitments .................................  9
       Performance Presentation Standards ...................................  9
       Valuing Non-Publicly Traded Client Holdings ..........................  9
       Marketing and Promotional Activities .................................  9
       Fair Dealing with Customers and Clients .............................. 10
   F.  Trading .............................................................. 10
       Insider Trading and Misuse of Nonpublic Information .................. 10
       Priority of Transactions ............................................. 10
       Commissions and Soft Dollars ......................................... 10
       Best Execution ....................................................... 11
       Trade Allocation ..................................................... 11
   G.  Outside Activities ................................................... 11
       Outside Employment ................................................... 11
       Directorships of Profit-Making Companies ............................. 11
       Civic Activities ..................................................... 11
       Political Activities ................................................. 11
       Compensation, Consulting Fees, and Honoraria ......................... 12
       Fiduciary Appointments ............................................... 12
3. ADMINISTRATION AND ENFORCEMENT OF THE CODE ............................... 12
   A.  Employee Responsibility .............................................. 12
       At Hiring ............................................................ 12
       Periodically Thereafter .............................................. 12
   B.  Responsibility for Approval .......................................... 12

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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

   C.  Responsibility for Administration .................................... 13
       Interpretation ....................................................... 13
       Exceptions ........................................................... 13
       Recordkeeping ........................................................ 13
       Annual Report to Board of Directors .................................. 13
       Reporting Violations ................................................. 13
       Sanctions ............................................................ 14

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1. INTRODUCTION AND SCOPE

The Boston Trust & Investment Management Code of Ethics (the "Code") reflects our long-standing policy of responsible and ethical business practices. Approved by the Boards of Directors of both Boston Trust & Investment Management Company(1) and Boston Trust Investment Management, Inc.(2), it is the formal expression of our commitment to ethical business conduct above minimum legal requirements. The Code applies to all employees and directors (collectively "employees") of Boston Trust & Investment Management Company and Boston Trust & Investment Management, Inc. (collectively "Boston Trust"). Each employee is provided with a copy of the Code and is expected to be familiar with its contents, to comply with it, and to keep it available for future reference. Questions regarding the interpretation or administration of the Code should be referred to the Director of Risk Management. The Boards of Directors, through the Chief Executive Officer and Director of Risk Management, are responsible for monitoring and enforcing the Code.

Boston Trust's successful business operation depends not only on the competence and diligence of its employees and directors, but also upon its reputation for honesty, integrity, and independence in the conduct of its business affairs. This Code of Ethics identifies basic policy and standards concerning ethical conduct and provides guidance in several areas of specific concern.

Underlying the Code are several guiding principles:
   o We have a responsibility always to place the interests of the client first, i.e., ahead of our own interests and those of Boston Trust.
   o All information concerning security holdings and financial circumstances of clients is confidential.
   o Independence in the investment decision-making process is paramount.
   o Not only must we avoid any actual or potential conflict of interest, we must endeavor to avoid even the appearance of any conflict of interest.

2. STANDARDS OF BUSINESS CONDUCT

Banking, trust, and money management are businesses based on mutual trust and demand steadfast honesty in all affairs, both internal and external. Boston Trust's business is founded on faith, trust, and public confidence. To perpetuate these values requires that each employee maintain high personal and professional standards.

A. COMPLIANCE WITH POLICY, LAWS, AND REGULATIONS

   Each Boston Trust employee is responsible for:
   o Maintaining knowledge of applicable policy, laws, rules, and regulations (copies of which are available from the Director of Risk Management)
   o Striving to remain in strict compliance with internal policy, laws, rules and regulations; and
   o Not knowingly participating in or assisting any acts in violation of policy, laws, rules and regulations.

------------------------
(1) A Massachusetts-chartered banking and trust company.
(2) An investment adviser registered under the Investment Company Act of 1940 and organized under Massachusetts law.

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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

   When any policy, law, rule or regulation appears unclear or ambiguous, employees must seek immediate assistance in determining the lawful and ethical action. Practices that violate any Federal, state, or municipal law or regulation are forbidden. Further, no employee will knowingly violate any code of ethics of any professional organization of which he or she is a member(3).

   MARKET MANIPULATION
   Transaction-based or information-based activity intended to disrupt the natural functioning of the securities markets is broadly illegal and damaging to all market participants. Such activity by employees is prohibited.

   RECORDS AND ACCOUNTS
   All firm records are maintained in accordance with established law, accounting policies and procedures, and controls. All transactions must be recorded accurately, completely, and truthfully, and transactions and records must be retained in an accessible form for an appropriate period of time. Each employee must ensure that:
   o Adequate written documentation, showing general or specific authority to act, exists for each transaction executed by the employee or under his or her direction (policies, procedures, job descriptions, and votes of the Board of Directors, etc.)
   o Each report of a transaction executed by the employee or under his or her direction is prepared and reviewed so that the report reflects that transaction accurately, fairly, and in reasonable detail; and
   o Exceptions, as appropriate, are approved in keeping with established procedures.

   Efforts by any employee to conceal or distort information will be considered unacceptable conduct. Embezzlement or the misappropriation of funds or property will result in immediate dismissal and will be referred to the appropriate law enforcement agencies. The falsification of any record, account, or document may result in immediate dismissal.

   DEALINGS WITH AUDITORS AND REGULATORS
   Employees must cooperate fully with audits, examinations, and inspections conducted by internal staff, external auditing firms, or outside regulatory agencies. Questions raised by auditors or regulators must be responded to candidly, and no adverse information in response to a question may be knowingly concealed.

   DISCLOSURES
   Employees will comply with all existing and future requirements for disclosures, including but not limited to FDIC Call Reports and the requirement that SEC Form ADV include a description of this Code and that the Code itself be made available to clients on request.

   ILLEGAL ACTIVITY
   No questionable or illegal act relative to Boston Trust business can be permitted, and any employee having such knowledge must immediately bring the information to the attention of the Director of Risk Management or Chief Executive Officer.

------------------------
(3) A number of employees and directors of Boston Trust hold the CFA designation and are thereby also bound by the Code of Ethics of the CFA Institute.
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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

B. CONFIDENTIALITY

   All corporate, client, director, employee, and supplier information (other than information that is public knowledge as a result of authorized disclosure) is considered to be confidential, privileged, and proprietary to Boston Trust at all times during and following an individual's employment or directorship with Boston Trust. The information may be used only for legitimate Boston Trust purposes by authorized personnel and should be safeguarded at all times. As provided in Boston Trust's Customer Information Security policies and elsewhere, this includes ensuring that client-related papers and other sensitive documents are not left unattended and refraining from engaging in confidential business conversations in public places (which can include our own hallways when outsiders are visiting).

   PERSONNEL DATA
   Our confidentiality policy includes protecting the privacy of past and present employees by maintaining the confidentiality of personnel information. All inquiries regarding past or present employees should be referred to the Director of Human Resources.

   ELECTRONIC DATA
   A substantial amount of information concerning Boston Trust and its clients is stored, processed, and transmitted via computer and telecommunications systems. Employees are required to comply with Boston Trust's information systems security policies, standards, and procedures including, but not limited to, the following:
   o Employees must protect client confidential information by not transmitting unencrypted client account numbers or other personal identifying information electronically.
   o Employees must not release to anyone any employee identification or access cards issued by Boston Trust.
   o Employees must protect their passwords or method of access to computer systems.
   o Employees must not attempt to access any data, software, or documentation belonging to Boston Trust without proper authorization.

C. CONFLICTS OF INTEREST

   Employees must avoid situations in which personal interests conflict with, or appear to conflict with, the interests of Boston Trust or its clients. A possible conflict of interest exists whenever employees or family members have an interest in an entity or matter that may influence a decision or cloud the judgment the employee may have to exercise in the discharge of his or her responsibilities to Boston Trust or its clients.

   DISCLOSURE OF CONFLICTS
   Each employee, when making investment recommendations or taking investment actions, must disclose to his or her clients any material conflict of interest, including any material beneficial ownership of the securities or other investments involved, that could reasonably be expected to impair his or her ability to render unbiased and objective advice. Furthermore, each employee must disclose to the Director of Risk Management or Chief Executive Officer all matters of any kind that could reasonably be expected to interfere with his or her duty to Boston Trust, or with his or her ability to render unbiased and objective advice, or that could reasonably be expected to give the appearance of a conflict of interest.

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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

   PERSONAL BUSINESS
   Each employee should avoid acting on behalf of Boston Trust in any transaction involving people or organizations with which the employee (or a family member) has a financial or other conflict of interest. Each Employee must manage his or her personal and business affairs so as to avoid situations that might lead to a conflict, or even the appearance of a conflict, between his or her interest and duty to Boston Trust and its clients.

   GIFTS AND ENTERTAINMENT
   Employees are expected to provide impartial, efficient, and courteous service to all clients, vendors, and others with whom we do business without anticipation of any reward other than compensation or expenses paid or reimbursed by Boston Trust in the usual course of business. To avoid even the implication of any impropriety, as well as potential liability under the Federal Bank Bribery Act, employees must decline any gifts that may raise a question of improper influence. Specifically, employees are prohibited from accepting anything of value from any person or entity doing business or seeking to do business with Boston Trust unless it is specifically excepted below.

   The following circumstances are specifically excepted from the prohibition of receiving anything of value from clients, vendors or persons and entities seeking to do business with Boston Trust so long as a reasonable person would conclude that the transaction would not create the appearance of a conflict of interest:
   o Acceptance of something of value based on family or personal relationship independent of any Boston Trust relationship
   o A benefit available to the general public under the same conditions on which it is available to an employee
   o A civic or charitable organization award
   o Acceptance of meals, refreshments, entertainment, accommodations or travel arrangement, all of reasonable value, in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions or to foster better business relations, provided that the expense would be paid for by the bank as a reasonable business expense if not paid for by another party
   o Acceptance of advertising or promotional material of reasonable value, such as pens, pencils, note pads, key chains, calendars and other similar items
   o Acceptance of gifts of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, holiday or birthday

Exceptions (other than those specified above) must be approved on a case by case basis, by the Chief Executive Officer provided that such approval is made in writing on the basis of a full written disclosure of all relevant facts and is consistent with all rules and regulations to which Boston Trust and its subsidiary are subject. The Chief Executive Officer shall receive exception approval from a member of the Executive Committee of the Board.

   BEQUESTS UNDER WILLS OR TRUSTS
   Employees or their family members may not accept a bequest or legacy under a will or trust instrument of property or of interest in property of any kind from a client unless the client is a

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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

   relative of the employee or a person who has never dealt with the employee or director as a representative of Boston Trust.

   SELF-DEALING
   Employees are prohibited from self-dealing or otherwise trading on their positions with Boston Trust or accepting from one doing or seeking to do business with Boston Trust a business opportunity not available to other persons or that is available because of the employee's position with Boston Trust.

   DISCLOSURE OF REFERRAL FEES
   Each employee will make appropriate disclosure to a client or prospective client of any consideration paid or other benefit delivered to anyone other than Boston Trust for recommending Boston Trust's services to such client or prospective client.

   PERSONAL USE OF BOSTON TRUST PROPERTY
   Employees must exercise particular care in the use of Boston Trust systems, supplies, or other property. The use of such property for personal reasons is to be avoided, and in no event should such use interfere with the performance of any employee's duties to Boston Trust.

D. EMPLOYEE SECURITIES REPORTING AND TRADING

   Securities transactions by employees may adversely affect Boston Trust and its clients by interfering with job responsibilities and creating real or apparent conflicts of interest. Such transactions may also result in liability for Boston Trust and its employees or may tarnish Boston Trust's reputation. For these reasons, Boston Trust has adopted certain restrictions applicable to all employees.

   WHO IS COVERED
   These restrictions apply to securities trades which an employee may make directly through his or her own accounts, but also to securities trades in accounts involving:
   o Any relative (by marriage or otherwise) who shares the employee's household, including (but not limited to) his or her spouse, domestic partner, and children ("family")
   o A trust or other entity in which the employee (or family member) have a beneficial interest and control over the investment decisions
   o A revocable trust where the employee (or family member) is a settlor
   o A corporation (excluding any Boston Trust affiliate) of which the employee is an officer, director, or 10% or greater stockholder, unless he or she does not exercise control over the investment decisions ; or
   o A partnership of which the employee (or family member) is a partner (including most investment clubs) unless he or she has no control over the partnership investment decisions.

   WHAT SECURITIES ARE NOT COVERED
   o Obligations of the United States Government
   o Money market instruments
   o Securities purchased via an automatic investment plan; or
   o Third party mutual funds

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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

   o Pooled Funds managed by Boston Trust as Trustee

   WHAT SECURITIES ARE COVERED
   It is the policy of Boston Trust that if an employee has holdings of the securities noted below, or related derivatives, or if he or she makes any securities trades, involving the securities noted below, or related derivatives, then he or she must abide by the reporting requirements and trading restrictions outlined in the sections that follow.
   o Bonds issued by entities other than the United States Government (e.g., government agencies, municipalities, and corporations)
   o All equity securities
   o BTIM Inc. proprietary mutual funds

   EMPLOYEE SECURITIES REPORTING
   All Boston Trust employees must:
   o Provide an initial (within ten days of joining Boston Trust) and quarterly (within thirty days of quarter-end) statement disclosing all covered, publicly traded securities (noted above) in all covered accounts including accounts in the employees name as well as accounts of any relative (by marriage or otherwise) who shares the employee's household, including (but not limited to) his or her spouse, domestic partner, and children ("family"), a trust or other entity in which the employee (or family member) have a beneficial interest and control over the investment decisions, a revocable trust where the employee (or family member) is a settler, a corporation (excluding any Boston Trust affiliate) of which the employee is an officer, director, or 10% or greater stockholder, unless he or she does not control over the investment decisions; or a partnership of which the employee (or family member) is a partner (including most investment clubs) unless he or she has no control over the partnership investment decisions.
   o Annually disclose the existence of all brokerage or margin accounts holding covered and non-covered securities he or she may have including accounts in the employees name as well as accounts of any relative (by marriage or otherwise) who shares the employee's household, including (but not limited to) his or her spouse, domestic partner, and children ("family"), a trust or other entity in which the employee (or family member) have a beneficial interest and control over the investment decisions, a revocable trust where the employee (or family member) is a settler, a corporation (excluding any Boston Trust affiliate) of which the employee is an officer, director, or 10% or greater stockholder, unless he or she does not control over the investment decisions; or a partnership of which the employee (or family member) is a partner (including most investment clubs) unless he or she has no control over the partnership investment decisions.
   o Instruct any brokerage firm, bank, or other financial institution (other than Boston Trust), holding any of the covered securities noted above to send promptly to the Boston Trust Risk Management Department duplicate copies of trade confirmations and account statements.
   o Sign, upon employment and annually thereafter, a certificate of compliance with this policy and these procedures.

   EMPLOYEE TRADING RESTRICTIONS
   No Boston Trust employee may:

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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

   o Open a margin account without the prior written approval of the Director of Risk Management or Chief Executive Officer.
   o Acquire any equity securities in an initial public offering; purchase securities in a private placement; or invest in equity securities of a client with a market capitalization of less than $25 billion without prior approval of the Director of Risk Management or Chief Executive Officer.
   o Absent a compelling reason, and prior approval of the Director of Risk Management or Chief Executive Officer, engage in short-term trading (of less than 30 days' duration).
   o Trade, directly or indirectly, in any covered security within three (3) business days before and after a transaction in a client or fund account that he or she manages, unless any of the following points applies:

          i. The value of the employee's transaction in an equity security is less than $25,000
         ii. The market capitalization of an equity security is greater than $25 billion.
        iii. To reflect the greater impact that a significant trade in a small cap stock might have on the market, for equity securities with a market cap below $2 billion, a $10,000 (rather than $25,000) transaction limit will apply.
         iv. For covered bond transactions, a $100,000 (par value) limit will apply. Exceptions to covered bond transactions must be approved by a member of the Executive Committee of the Board of Directors.

   With the exception of proprietary mutual funds, no Boston Trust investment professional (portfolio manager, analyst or trader) may:

   o Purchase or sell any covered security within a period of three (3) business days following the date that security has been added to or removed from any of Boston Trust's equity approved lists, unless any of the following points applies:

          i. The value of the employee's transaction in the security is less than $25,000
         ii. The market capitalization of the security is greater than $25 billion.
        iii. To reflect the greater impact that a significant trade in a small cap stock might have on the market, for equity securities with a market cap below $2 billion, a $10,000 (rather than $25,000) transaction limit will apply.

   COMPLIANCE TABLE
   Employees may find it helpful to refer to the following table of compliance requirements for Employee Securities Reporting and Employee Trading Restrictions. Note that columns 4, 5, and 6 apply only to accounts over which the employee exercises direct or indirect, day-to-day control.

<CATION>
SECURITY TYPE         COVERED         ACCOUNT         QUARTERLY         TRADE              TRADE
                      (YES/NO)     REQUIRED TO BE     REPORTING     CONFIRMATIONS      PRE-CLEARANCE
                                     DISCLOSED?                     REQUIRED TO BE        (YES/NO)
                                                                     SENT TO BANK
----------------------------------------------------------------------------------------------------
Large cap stocks       Yes              Yes              Yes             Yes               No
(market cap >$ 25B)
----------------------------------------------------------------------------------------------------

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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

----------------------------------------------------------------------------------------------------
Stocks (Market cap     Yes              Yes              Yes             Yes         If trade > $25K
between $2 and 25B)
----------------------------------------------------------------------------------------------------
Small cap stocks       Yes              Yes              Yes             Yes          If trade > 10K
(market cap <$2B)
----------------------------------------------------------------------------------------------------
U.S. Government         No              Yes               No              No                No
securities, money
market funds
----------------------------------------------------------------------------------------------------
Other fixed income     Yes              Yes              Yes             Yes         If par value of
securities (includes                                                                  trade > $100K
agencies, municipals)
----------------------------------------------------------------------------------------------------
Proprietary Mutual     Yes              Yes              Yes             Yes                No
Funds
----------------------------------------------------------------------------------------------------
Mutual funds            No              Yes               No              No                No
----------------------------------------------------------------------------------------------------

   EXCEPTIONS
   Exceptions to the above policy may be granted by a member of the Executive Committee of the Board of Directors (Colasacco, Apfel, Lincoln) following consultation and the submission of a written request and prior to any employee action. Any such determination will be noted in writing, setting forth the reasons for the exception. In all circumstances, the interests of clients must be placed above the personal financial interests of Boston Trust employees. Employees are encouraged to seek review and exception approval for any trade that appears to violate the spirit or intention of the above rules.

E. RESEARCH REPORTS AND INVESTMENT ACTION

   REASONABLE BASIS AND REPRESENTATIONS
   Each employee whose responsibilities within Boston Trust include making research reports, making investment recommendations to others, or taking investment actions for others must:
   o Exercise diligence and thoroughness in doing so
   o Have a reasonable and adequate basis for his or her conclusions, supported by appropriate research and investigation
   o Make reasonable and diligent efforts to avoid any material misrepresentation; and
   o Maintain appropriate research files.

   INVESTMENT RECOMMENDATIONS AND ACTIONS
   When exercising investment discretion for a specific portfolio or client, a portfolio manager must consider both Boston Trust's investment policy as articulated by its investment committees and the investment's appropriateness and suitability for the portfolio or client. The portfolio manager must exercise care and prudence when taking investment action on behalf of a client and consider fully the following:
   o The needs and circumstances of the client
   o The basic characteristics of the investment involved; and

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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

   o The basic characteristics of the total portfolio, using reasonable judgment to determine the applicable relevant factors.

   Employees should also, at the request of clients and prospective clients, disclose the basic format and general principles of the investment processes by which securities are selected and portfolios are constructed at Boston Trust and any changes that might significantly affect those processes.

   PLAGIARISM
   No employee will, when presenting material to his or her associates, Boston Trust clients, or the general public, copy or use in substantially the same form material prepared by other non-Boston Trust persons without acknowledging its use and identifying the name of the author or publisher of such material. An employee may, however, use without acknowledgment factual information published by recognized financial and statistical reporting services or similar sources.

   PROHIBITION AGAINST MISREPRESENTATION OF SERVICES OR UNAUTHORIZED COMMITMENTS No employee will make any statements, oral or written, which misrepresent:
   o The services the employee or Boston Trust is capable of performing for a client
   o The qualifications of the employee or Boston Trust; or
   o The expected performance of any investment. No employee will give, explicitly or implicitly, any assurances about or guarantees of any investment or its return except communication of accurate information as to the terms of the investment instrument and the issuer's obligations under the instrument.

   No employee may make an actual or implied commitment on Boston Trust's behalf either formally or informally, without proper and prior authorization in accordance with existing policies and procedures. Employees should not commit Boston Trust to an official sponsorship of a charitable or civic organization without the prior approval of the Chief Executive Officer.

   PERFORMANCE PRESENTATION STANDARDS
   No employee will make any statements, oral or written, which misrepresent the investment performance that the employee or Boston Trust has accomplished or can reasonably be expected to achieve. If an employee communicates, directly or indirectly, individual or Boston Trust performance information to a client or prospective client, or in a manner intended to be received by a client or prospective client, the employee should make every reasonable effort to assure that such information is a fair, accurate, and complete presentation of such performance.

   VALUING NON-PUBLICLY TRADED CLIENT HOLDINGS
   Given the investment styles that Boston Trust follows, the vast majority of our holdings are valued via independent, readily-available market quotations. In those cases where securities must be valued manually, employees must exercise diligence and consistency in following and documenting established pricing procedures.

   MARKETING AND PROMOTIONAL ACTIVITIES
   Every effort should be made to ensure that Boston Trust's advertising and public statements comply with applicable laws and regulations, including, but not limited to, the prohibition against advertising pooled fund performance. Advertising and publicly disseminated materials should be reviewed by the Director of Risk Management or other Senior Manager to ensure accuracy and

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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

   consistency and must not be designed to mislead the public in any way by what is stated or omitted. Corporate letterhead should be reserved for firm business only and should not be used for personal correspondence or other non-job related purposes.

   FAIR DEALING WITH CUSTOMERS AND CLIENTS
   Each employee must act in a manner consistent with his or her obligation to deal fairly with all customers and clients when:
   o Sharing investment recommendations with other Portfolio Managers
   o Disseminating material changes in prior investment recommendations; or
   o Taking investment action.

F. TRADING

   INSIDER TRADING AND MISUSE OF NONPUBLIC INFORMATION
   Federal law prohibits anyone in possession of material nonpublic information about any publicly traded company from using the information for personal gain or for the gain of others (including clients). Each employee is therefore prohibited from trading (either directly or through others), or recommending trading, in a security of a publicly traded company about which he or she has material nonpublic information - whether acquired directly or via a "tip" from another. This prohibition also applies to employees' immediate families (spouse, domestic partner, children, and other relatives, by marriage or otherwise, sharing his or her household).
   o Information is "material" for securities law purposes when the information is such that a substantial likelihood exists that a reasonable investor would consider it important in making investment decisions.
   o Information is "inside" when it has not been publicly disseminated. Even though information has been released to the media, information is still considered "inside" until there has been sufficient time for the general dissemination of the information.
   o Anyone in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information is properly disclosed and disseminated to the public.

   PRIORITY OF TRANSACTIONS
   Each employee must give a higher priority to transactions for his or her clients and Boston Trust than to transactions in accounts of which he or she is the beneficial owner. Subject to the de minimus standards outlined above, when a portfolio manager or analystmakes a recommendation about the purchase or sale of a security or other investment, the employee must give other Boston Trust portfolio managers adequate opportunity to act on this recommendation for their clients, and act on behalf of his or her own clients, before acting on his or her own behalf. Likewise, portfolio managers should attempt to conduct their trading in such a way as to avoid giving higher priority to one Boston Trust client over another.

   COMMISSIONS AND SOFT DOLLARS
   Under the supervision of the Commission Allocation Committee, trading commissions may be used as soft dollars to purchase services provided that:
   o the service purchased is for the primary benefit of clients (e.g., securities market data, economic analysis, or industry or company research reports); and
   o the commission rates paid are competitive with rates paid to comparable brokers.

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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

   BEST EXECUTION
   Boston Trust must strive to execute each security transaction in such a manner that the client receives best execution and price. Brokers should be selected on the basis of their overall capabilities and their ability to provide the best execution of brokerage transactions at competitive commission rates - including, but not limited to, the value of research provided (as determined by the Commission Allocation Committee), execution capability, commission rate and responsiveness.

   TRADE ALLOCATION
   On some occasions trades will be executed on a block or aggregate basis, i.e., one large trade is entered and the shares are allocated among various funds or portfolios. Trade allocation policies and procedures must provide for a fair and equitable method of allocating trades among accounts with no particular fund or portfolio being favored or disfavored. Trades should be allocated pro rata to each participating account.

G. OUTSIDE ACTIVITIES

   OUTSIDE EMPLOYMENT
   Employees of Boston Trust may not engage in outside employment that interferes, competes, or conflicts with the interests of Boston Trust or impairs their ability to meet regular job responsibilities. Employees must abstain from negotiating or approving any relationship between Boston Trust and an outside organization with which they are affiliated. No employee of Boston Trust may serve as an officer, director, or employee of a firm primarily engaged in the issue, flotation, underwriting, public sale, or distribution of securities.

   DIRECTORSHIPS OF PROFIT-MAKING COMPANIES
   Membership on the Board of Directors of any outside profit-making corporation having a relationship with Boston Trust, or whose securities are held in Boston Trust client portfolios, creates a potential conflict of interest and is discouraged. Directorship of any outside profit-making company may create a conflict of interest. Employees must obtain written approval from the Chief Executive Officer prior to accepting any directorship on such a board.

   CIVIC ACTIVITIES
   Boston Trust encourages its employees to be involved in civic and charitable activities within their communities. However, employees must not engage in outside activities that interfere, compete, or conflict or potentially conflict with the interests of Boston Trust, or impair their ability to meet their regular responsibilities to Boston Trust.

   Approval is not required to participate in or accept appointment as a trustee, director, or officer of a non-profit organization unless there is a client relationship or some other potential conflict of interest between the organization and Boston Trust. If there is a client relationship or other potential conflict of interest, obtain prior approval of the Chief Executive Officer prior to accepting appointment as a trustee, director or officer.

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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

   POLITICAL ACTIVITIES
   Employees may participate in political activities on their own time and in accordance with their individual desires and political preferences. However, it must be clear at all times that an employee's participation is as an individual and not as a representative of Boston Trust. It is Boston Trust's policy not to make political contributions from firm funds. This policy, however, is not intended to prevent any employee from making contributions to any political party or candidate from his or her personal funds.

   COMPENSATION, CONSULTING FEES, AND HONORARIA
   Employees who have received proper approval to serve as an officer, director, or employee of an outside organization or to engage in other outside employment may retain all compensation paid for such service unless the terms of the approval provide to the contrary. Honoraria received by an employee for publications, public speaking appearances, instructing courses at educational institutions or banking schools, etc. may be retained by the employee.

   FIDUCIARY APPOINTMENTS
   Employees may not accept appointments as executor, trustee, guardian, conservator, or other fiduciary or any appointment as consultant in connection with fiduciary matters, whether or not it is related to the business of Boston Trust, without prior approval from the Chief Executive Officer or, in the case of the Chief Executive Officer, the Board of Directors of Boston Trust & Investment Management Company.

3. ADMINISTRATION AND ENFORCEMENT OF THE CODE

A. EMPLOYEE RESPONSIBILITY

   It is each employee's responsibility to be familiar with the Code and to abide by the letter and spirit of the Code's provisions and principles at all times.

   AT HIRING
   Employees are given a copy of the Code when they join Boston Trust. They are asked to review this document (using the Director of Risk Management as a resource for questions) and to acknowledge their receipt and understanding of the Code by signing the Acknowledgement Page and returning it to the Director of Human Resources.

   PERIODICALLY THEREAFTER
   Periodically, the Code is re-distributed to all employees, particularly in the event that there have been substantial modifications or revisions approved by the Board of Directors. Each employee must acknowledge that he or she has read and understands the Code, as revised, by signing the Acknowledgement Page and returning it to the Director of Risk Management. In any event, annually, each employee will be asked to similarly acknowledge receipt and understanding of the Code. In addition, managers are encouraged to review the Code with employees whenever they deem it appropriate.

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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

B. RESPONSIBILITY FOR APPROVAL

   The Boards of Directors of both Boston Trust & Investment Management Company and Boston Trust & Investment Management, Inc. are responsible for approving this Code of Ethics and any material changes.

C. RESPONSIBILITY FOR ADMINISTRATION

   The Boards of Directors, through the Chief Executive Officer and Director of Risk Management, are responsible for monitoring, interpreting, and enforcing the Code, as well as ensuring that the policies and procedures necessary to support adherence to the Code are in place.

   INTERPRETATION
   Requests for interpretation and questions regarding the applicability of the provisions of this Code should be addressed to the Director of Risk Management.

   EXCEPTIONS
   Those authorized to grant exceptions to policies stated in the Code are specified throughout this document. In the rare circumstance where an exception is warranted but the authorizing individual isn't specified in this document, the Chief Executive Officer or Director of Risk Management is authorized to provide prior, written approval of the exception. If the Chief Executive Officer is party to the exception, approval may be granted by the Executive Committee of the Board. Under no circumstances should any employee, regardless of rank, approve exceptions to the provisions of the Code in matters involving his or her own personal interest.

   RECORDKEEPING
   Records associated with this Code including, but not limited to, the following will be maintained in a confidential manner as appropriate by the Director of Risk Management:
   o Historical versions of the Code itself
   o Acknowledgements of receipt of the Code
   o Holdings and transactions reports
   o Pre-clearance and exception approvals; and
   o Reports of any violations and related outcomes

   ANNUAL REPORT TO BOARD OF DIRECTORS
   The Director of Risk Management will make an annual report to The Board of Directors of Boston Trust & Investment Management Company noting issues that have arisen concerning the Code, known violations, and sanctions since the date of the last report.

   REPORTING VIOLATIONS
   Personal honesty demands an atmosphere that fosters personal candor; maintaining that atmosphere is a high priority at Boston Trust. An employee who has knowledge of an apparent violation of the Code, or of any questionable action affecting Boston Trust, must report his or her knowledge to the Director of Risk Management or Chief Executive Officer. The act of reporting a questioned situation does not necessarily imply that a violation exists, but affords the opportunity for its review. These individuals are responsible for reviewing such matters and can do so without arousing suspicion or casting aspersions on the character and reputation of the person in question. By going directly to the Director of Risk Management or Chief Executive Officer and explaining the circumstances of his or her suspicions, the employee protects him- or herself and the

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BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
BOSTON TRUST INVESTMENT MANAGEMENT, INC.
JOINT CODE OF ETHICS REVISED 2/10/2010

   reputation of any other person if it is determined that there has been a misunderstanding or that the transaction in question is not in violation of the Code. Such a report can be in writing or orally but should not be made anonymously. The identity of any employee who reports such information is confidential, and no reprisal will be taken against the employee.

   SANCTIONS
   Violation of the Code is grounds for disciplinary action up to and including termination of employment. Such action is in addition to any civil or criminal liability that might be imposed by Federal or state regulatory agencies or courts.

Effective Date: 12/13/2006
SEC Compliance Date: 1/7/2005 as revised 12/13/2006, 1/1/2008, 2/11/2009
Revision Date: 02/10/2010 - Bank Board
Revision Date 03/24/2010 - BTIM Inc. Board

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